Exhibit 99.1

Customers Bancorp

701 Reading Avenue

West Reading, PA 19611

Contacts:

Sam Sidhu, President 484-744-8985

Carla Leibold, CFO 484-923-8802

Customers Bancorp Announces Closing of $100,000,000 Senior Notes Offering

(West Reading, PA, August 6, 2021) Customers Bancorp, Inc. (NYSE: CUBI), the parent company of Customers Bank (collectively the "Company" or "Customers"), today announced the closing of its underwritten public offering of $100 million aggregate principal amount of its 2.875% Fixed-to-Floating Rate Senior Notes due 2031 (the “Notes”). Interest on the Notes will accrue at a fixed rate equal to 2.875% per annum from the original issue date to, but excluding, August 15, 2026, payable semiannually in arrears, and a floating rate per annum equal to a benchmark rate, which is expected to be Three-Month Term SOFR (as defined in the Notes), plus a spread of 235 basis points from, and including, August 15, 2026, payable quarterly in arrears. The Notes were offered to the public at 100% of their principal amount.

The Notes received an investment grade rating of BBB from Kroll Bond Rating Agency, Inc., an independent, unaffiliated rating agency.*

The Company expects to receive net proceeds of $98,650,000 from the offering, after deducting underwriting discounts and commissions and estimated offering expenses. The Company intends to use the net proceeds to fund the redemption of all of its outstanding Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series C and Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D. The Company intends to use any remaining proceeds for general corporate purposes, which may include working capital, repaying indebtedness and providing capital to Customers Bank.

Keefe, Bruyette & Woods, A Stifel Company acted as the sole book-running manager and Hovde Group, LLC and Wedbush Securities Inc. acted as co-managers for the Notes offering.

Stradley Ronon Stevens & Young, LLP served as counsel to the Company and Squire Patton Boggs (US) LLP served as counsel to the underwriters in connection with the Notes offering.

The offer and sale of the Notes was made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration Statement No. 333-239305) previously filed by the Company with the Securities and Exchange Commission (the "SEC"), including the prospectus contained therein, the preliminary prospectus supplement dated August 3, 2021 and final prospectus supplement dated August 3, 2021. You may get these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, the Company, the underwriters or any dealer participating in the offering will arrange to send you the prospectus supplement and the accompanying prospectus if you request it by contacting Keefe, Bruyette & Woods, A Stifel Company, at 787 Seventh Avenue, Fourth Floor, New York, NY 10019, by email at USCapitalMarkets@kbw.com, by fax at 1 (212) 581-1592, or by calling 1 (800) 966-1559.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company, nor shall there be any offer or sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The Notes are not deposits or savings accounts or other obligations of our bank or non-bank subsidiaries and will not be insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

* A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

Institutional Background

Customers Bancorp, Inc. (NYSE:CUBI) is a bank holding company located in West Reading, Pennsylvania engaged in banking and related businesses through its bank subsidiary, Customers Bank, a full-service bank with $19.6 billion in assets at June 30, 2021. A member of the Federal Reserve System with deposits insured by the Federal Deposit Insurance Corporation, Customers Bank is an equal opportunity lender that provides a range of banking and lending services to small and medium-sized businesses, professionals, individuals and families. Services and products are available wherever permitted by law through mobile-first apps, online portals, and a network of offices and branches.

“Safe Harbor” Statement

In addition to historical information, this press release may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements with respect to Customers Bancorp, Inc.’s strategies, goals, beliefs, expectations, estimates, intentions, capital raising efforts, financial condition and results of operations, future performance and business. Statements preceded by, followed by, or that include the words “may,” “could,” “should,” “pro forma,” “looking forward,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” or similar expressions generally indicate a forward-looking statement. These forward-looking statements involve risks and uncertainties that are subject to change based on various important factors (some of which, in whole or in part, are beyond Customers Bancorp, Inc.’s control). Numerous competitive, economic, regulatory, legal and technological events and factors, among others, could cause Customers Bancorp, Inc.’s financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements, including: the adverse impact on the U.S. economy, including the markets in which we operate, of the coronavirus outbreak, and the impact of a slowing U.S. economy and increased unemployment on the performance of our loan and lease portfolio, the market value of our investment securities, the demand for our products and services and the availability of sources of funding; the effects of actions by the federal government, including the Board of Governors of the Federal Reserve System and other government agencies, that affect market interest rates and the money supply; actions that we and our customers take in response to these developments and the effects such actions have on our operations, products, services and customer relationships; and the effects of any changes in accounting standards or policies. Customers Bancorp, Inc. cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward-looking statement takes into account the impact of any future events. All forward-looking statements and information set forth herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review Customers Bancorp, Inc.’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K for the year ended December 31, 2020, subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K, including any amendments thereto, that update or provide information in addition to the information included in the Form 10-K and Form 10-Q filings, if any. Customers Bancorp, Inc. does not undertake to update any forward-looking statement whether written or oral, that may be made from time to time by Customers Bancorp, Inc. or by or on behalf of Customers Bank, except as may be required under applicable law.